Exhibit 10.16

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

OMNIBUS CLEARING AGREEMENT BETWEEN APEX CLEARING CORPORATION AND

WEBULL FINANCIAL LLC

OMNIBUS CLEARING AGREEMENT

This Omnibus Clearing Agreement (this “Agreement”) is executed and entered into by and between Apex Clearing Corporation (“Apex”), a New York corporation, and Webull Financial LLC (“Correspondent”).

WHEREAS, Correspondent is registered with the Securities and Exchange Commission (“SEC”) as a broker-dealer of securities in accordance with Section 15(b) of the Securities Exchange Act of 1934, as amended, (the “Act”) and is a member of the Financial Industry Regulatory Authority, f (“FINRA”) and/or a national securities exchange, and desires for Apex to act as a clearing broker for Correspondent;

WHEREAS, Apex meets all requirements of the SEC to function as a clearing broker, and desires to enter into an agreement to clear and maintain cash, margin, option or other accounts approved by Apex in its sole discretion (“Accounts”) for Correspondent on an omnibus basis; and

WHEREAS, Apex and Correspondent are subject to a Fully-Disclosed Clearing Agreement dated August 27, 2017 (the “Fully-Disclosed Clearing Agreement”), which shall remain unaffected and in full force and effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	REPRESENTATIONS AND WARRANTIES

Correspondent represents and warrants to Apex and agrees with Apex that:

(a)	Correspondent is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and is in good standing under the laws of any country or governmental body having jurisdiction over its activities and is qualified to conduct the business contemplated by this Agreement.

(b)	Correspondent has all the requisite authority in conformity with all applicable laws, rules and regulations to enter into this Agreement and to retain the services of Apex in accordance with the terms hereof.

(c)	Correspondent shall employ as managers, principals and/or supervisors of its brokerage operation only those persons who have all requisite licenses and experience, and are otherwise qualified, in good standing and not subject to any prohibition against acting as managers, principals and/or supervisors in compliance with applicable securities laws, rules and regulations.

(d)	Correspondent shall duly employ personnel (“Registered Representatives”) who have all requisite licenses and experience, and are otherwise qualified, in good standing and not subject to any prohibition against acting as Registered Representatives in compliance with applicable securities laws, rules and regulations.

(e)	Correspondent has advised Apex of any clearing arrangements that have been made or are expected to be made with any other clearing broker or dealer. Correspondent represents that entering into this Agreement does not constitute a breach of any other agreement. Correspondent represents that is not a party to any other clearing arrangement containing an exclusivity clause or similar restriction.

(f)	Correspondent is duly registered, or is in the process of registering, as a broker and/or dealer pursuant to Section 15 of the Act and all applicable rules and regulations thereunder.

(g)	Correspondent is and at all times during the course of this Agreement will continue to be in full compliance with all applicable registration, qualification, customer protection, financial reporting and other requirements of every regulatory and self- regulatory organization (“SRO”) of which Correspondent is a member or by which it is regulated (including but not limited to FINRA), of the SEC and of every state and of any foreign jurisdiction where the Correspondent carries on business. Without limiting the foregoing, Correspondent is and at all times during the course of this Agreement will continue to be in compliance with the net capital requirements of Rule 15c3-1 under the Act, including, without limitation, the ratio of aggregate indebtedness (as defined in Rule 15c3-1) to net capital. Correspondent will immediately notify Apex at any time when its net capital falls below the levels specified in Rule 15c3-1(f) under the Act and the applicable rules of FINRA or the designated examining authority of Correspondent. Correspondent will also notify Apex immediately of any withdrawal of capital or advance or unsecured loan at the same time as it notifies the applicable regulator if required under Rule 15c3-1(e). Correspondent will not allow for any capital withdrawal or unsecured advance or loan to a stockholder, partner, sole proprietor, employee or affiliate if, after giving effect to the withdrawal or advance, as well as to any payment of a Payment Obligation (as defined in Rule 15c3-1) under a subordination agreement that complies with the requirements under Rule 15c3-1, the withdrawal or advance would cause it (together with its subsidiaries or affiliates with which it is consolidated for purposes of Rule 15c3-1) to trigger any of the shortfall tests set forth in Rule 15c3-1(e)(2)(i)-(vi). In addition to and not in limitation of the foregoing, until Apex, in its sole and absolute discretion, determines otherwise, Correspondent shall be required to retain at all times, as evidenced in its FOCUS reports, the greater of (i) capital necessary to meet its minimum net capital requirements set forth above; and (ii) net capital of no less than one hundred twenty percent (120%) of Correspondent’s regulatory net capital, and shall notify Apex immediately of any failure to do so.

(h)	Correspondent shall maintain appropriate blanket brokers bond insurance policies covering any and all acts of its employees, agents and partners adequate to fully protect and indemnify Apex against any loss, liability, damage, costs or expense (including attorneys’ fees) that Apex may incur as a result of any action or inaction of Correspondent or its employees or agents. Upon request, Correspondent will furnish Apex with a copy of the brokers bond insurance policy required hereunder.

(i)	Correspondent has disclosed to Apex every material adverse action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting Correspondent, any of its affiliates, or any officer, director, or general securities principal or financial and operations principal of Correspondent, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any self-regulatory organization of which any of them is a member. Correspondent shall notify Apex promptly of the initiation of any action, suit, investigation, inquiry, or proceeding that may have a significant impact on the capital of Correspondent.

(j)	Correspondent shall be responsible for all internal operations related to its business including without limitation (i) all accounting, bookkeeping, record-keeping, cashiering, commodity transactions, or any other transactions not involving securities; or any matter not contemplated by this Agreement; (ii) preparation of Correspondent’s payroll records, financial statements, or any analysis thereof; (iii) preparation or issuance of checks in payment of Correspondent’s expenses, other than expenses incurred by Apex on behalf of Correspondent pursuant to this Agreement; and (iv) payment of commissions to Correspondent’s sales personnel.

Apex represents and warrants to Correspondent that:

(a)	Apex is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and is in good standing under the laws of any country or governmental body having jurisdiction over its activities and is qualified to conduct the business contemplated by this Agreement.

(b)	Apex is registered as a broker-dealer with the SEC and is in material compliance with the rules and regulations thereof.

(c)	Apex shall employ as managers, principals and/or supervisors of its operation only those persons who have all requisite licenses and experience, and are otherwise qualified, in good standing and not subject to any prohibition against acting as managers, principals and/or supervisors in compliance with applicable securities laws, rules and regulations. Apex is a member corporation in good standing of FINRA and is in material compliance with the rules and regulations thereof.

(d)	Apex is in material compliance with the rules and regulations of each national securities exchange of which it is a member and Apex is duly registered, or is in the process of registering, as a broker and/or dealer pursuant to Section 15 of the Act and all applicable rules and regulations thereunder.

(e)	Apex is and at all times during the course of this Agreement will continue to be in full compliance with all applicable registration, qualification, customer protection, financial reporting and other requirements of every regulatory and self-regulatory organization (“SRO”) of which Apex is a member or by which it is regulated (including but not limited to FINRA), of the SEC and of every state and of any foreign jurisdiction where the Apex carries on business. Without limiting the foregoing, Apex is and at all times during the course of this Agreement will continue to be in compliance with the net capital requirements of Rule 15c3-1 under the Act, including, without limitation, the ratio of aggregate indebtedness (as defined in Rule 15c3-1) to net capital. Apex will immediately notify Correspondent at any time when its net capital falls below the levels specified in Rule 15c3-1(f) under the Act and the applicable rules of FINRA or the designated examining authority of Apex. Apex will also notify Correspondent immediately of any withdrawal of capital or advance or unsecured loan at the same time as it notifies the applicable regulator if required under Rule 15c3-1(e). Apex will not allow for any capital withdrawal or unsecured advance or loan to a stockholder, partner, sole proprietor, employee or affiliate if, after giving effect to the withdrawal or advance, as well as to any payment of a Payment Obligation (as defined in Rule 15c3-1) under a subordination agreement that complies with the requirements under Rule 15c3-1, the withdrawal or advance would cause it (together with its subsidiaries or affiliates with which it is consolidated for purposes of Rule 15c3-1) to trigger any of the shortfall tests set forth in Rule 15c3-1(e)(2)(i)-(vi).

(f)	Apex shall maintain appropriate blanket brokers bond insurance policies covering any and all acts of its employees, agents and partners as may be appropriate to safely operate its business and as may be required by applicable law.

(g)	Apex has disclosed to Correspondent every material adverse action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting Apex, any of its affiliates, or any officer, director, or general securities principal or financial and operations principal of Apex, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any self-regulatory organization of which any of them is a member. Apex shall notify Correspondent promptly of the initiation of any action, suit, investigation, inquiry, or proceeding that may have a significant impact on the capital of Apex.

2.	OMNIBUS ACCOUNT

Under this Agreement, Apex is clearing on an omnibus basis for Correspondent. Correspondent is investing on behalf of its customers, but its Accounts with Apex will reflect Correspondent only as the customer and Correspondent shall be completely responsible as the customer to Apex for all obligations of the Accounts. Correspondent’s Accounts may be divided into numbered sub-accounts. Correspondent will be the customer of Apex and Apex will only be required to account to Correspondent. Pursuant to FINRA Rule 4311, responsibility for compliance with applicable laws, rules and regulations of the Securities and Exchange Commission (“SEC”), FINRA, and any other U.S. or foreign regulatory or self-regulatory agency or organization (collectively the “Rules”) shall be allocated between Apex and Correspondent as set forth in this Agreement.

(a)	Account Documentation. Correspondent, as the sole customer, will be responsible for providing Apex all required information on Correspondent and executing all customer agreements required by Apex. Correspondent will be responsible for complying with the requirement of SEC Rule 15g-9, if applicable. Correspondent shall be solely responsible for and shall make any reviews of its customers, disclosures to its customers and obtain any agreements from its customers, required by applicable laws, rules and regulations.

(b)	Acceptance of Accounts. Apex reserves the right to withhold acceptance of, or to reject, for any reason, any Account or any transaction for any and/or all Accounts and to terminate any and/or all Accounts previously accepted by Apex. Initial acceptance of each Account shall be conditioned upon Apex’s receipt of completed forms as required by Section 2(a). Apex shall be under no obligation to accept any Account as to which any documentation required to be submitted to Apex is incomplete, and no action taken by Apex or any of its employees, including, without being limited to, executing or clearing a trade in any Account, shall be deemed to be or shall constitute acceptance of such Account.

(c)	Supervision of Orders and Accounts. Apex will execute orders for Correspondent if requested by Correspondent. Correspondent will be responsible for the review and supervision of, and the suitability of, investments made by Correspondent and Apex shall not have any responsibility in that regard. Correspondent shall be responsible for ensuring that all transactions in and activities related to all Accounts opened by it with Apex, including discretionary accounts, will be in compliance with all applicable laws, rules and regulations of the United States, the several states, governmental agencies, securities exchanges, any applicable foreign regulatory agencies and FINRA, including any laws relating to Correspondent’s fiduciary responsibilities to customers, either under the Employee Retirement Income Security Act of 1974 or otherwise. Correspondent shall diligently supervise the activities of its officers, employees and representatives with respect to all Accounts. Apex will perform the clearing services provided for in this Agreement for Accounts accepted by it in accordance with the terms of this Agreement, as it may be amended from time to time and otherwise in accordance with its best business judgment. To the extent, if any, that Apex accepts from Correspondent orders for execution in accordance with Section 7(a), Correspondent shall be responsible for informing Apex of the location of the securities that are the subject of the order so that Apex may comply with the provisions of Rule 4510 of FINRA’s Conduct Rules. Additionally, Correspondent shall not open any underlying customer accounts custodied in an Account at Apex from any country or jurisdiction prohibited by Apex and Correspondent shall promptly identify to Apex any and all countries in which underlying customers of any Account are citizens or reside on Apex’s request.

(d)	Account Responsibility for Certain Purposes. Notwithstanding anything herein to the contrary, for purposes of the Securities Investment Protection Act of 1970 and the Financial Responsibility Rules of the SEC, the Accounts are the responsibility of Apex. For all other purposes, the Accounts shall be the full, total and sole responsibility of Correspondent.

(e)	Piggybacking Arrangements. Correspondent will not, without Apex’s prior written consent, act, or agree to act, as an intermediary for another FINRA member in obtaining clearing services. Should Apex agree to allow Correspondent to act as an intermediary for another FINRA member, Correspondent agrees to (i) maintain its proprietary and customer accounts and the proprietary and customer accounts of any member for which it is acting as an intermediary in compliance with Rule 4311 of FINRA’s Conduct Rules, and (ii) to provide to Apex relevant data requested by Apex related to such intermediary relationship as Apex shall, in its sole and absolute discretion, deem necessary for Apex to comply with its reporting requirements prescribed in Rule 3150 of FINRA’s NASD Conduct Rules.

(f)	Escheatment. Correspondent shall be responsible for complying with all applicable rules and law governing the escheatment of unclaimed or abandoned property. Correspondent agrees to fully cooperate with Apex in carrying out any escheatment procedures.

(g)	Compliance with Anti-Money Laundering Laws.

(i)	Apex and Correspondent agree to conduct business only with clients who are engaged in legitimate and lawful business activities, to engage in financial transactions using funds that are derived solely from lawful activities and legitimate sources, and not to have involvement in any activity that facilitates money laundering or the funding of terrorist or other criminal activities. Apex and Correspondent will each comply with applicable anti-money laundering laws, including relevant provisions in, and rules promulgated pursuant to, the U.S. Criminal Code (18 U.S.C. §§ 1956, 1957), the Bank Secrecy Act and the USA PATRIOT Act of 2001 (the “Patriot Act”). Subject to compliance with all applicable law, in the event of any conflict between Apex’s anti-money laundering policies and procedures and Correspondent’s anti-money laundering policies and procedures, Apex’s policies and procedures shall prevail

(ii)	Apex and Correspondent each represent that they have in place an anti-money laundering compliance program based on the laws of their respective jurisdictions. Correspondent shall supply a written summary of its compliance program upon Apex’s request.

(iii)	The anti-money laundering responsibilities for each of Apex and Correspondent with regard to the omnibus clearing arrangement between Apex and Correspondent shall be as follows:

(1)	Know Your Customer

(a)	Correspondent shall be responsible for obtaining and maintaining adequate information, including without limitation as required by law, regarding customers for whom it introduces trades to Apex in order to establish that it knows the customer. Such information shall include, but not be limited to, verifying client identity, performing background and credit checks of clients, assuring that clients are not prohibited under the Patriot Act (e.g. foreign shell banks), and, on a regular basis, consulting lists of known or suspected terrorists or terrorist organizations maintained by U.S. government agencies to determine whether a person seeking to open an account, or a person for whom an account is maintained, appears on such lists.[1]

(b)	Correspondent shall also be responsible for consulting lists of known suspected terrorists or terrorist organizations maintained by U.S. Government agencies on a regular basis to determine whether a person seeking to open an account, or a person for whom an account is maintained, appears on such lists.

(c)	By submitting transactions for opening with Apex, Correspondent represents that all customers for whom accounts are being submitted have been subject to stringent due diligence procedures as required in (1)(a) above, the identities of such customers have been verified, and based on Correspondent’s analysis of information obtained, such customers are not involved in activity that facilitates money laundering or the funding of terrorist or other criminal activities.

(d)	Correspondent shall be required to maintain all records of the information used to verify a person’s identity in an easily accessible place for as long as required by law or regulation, but in no event less than two years, and to make such information available to Apex and Intermediary upon request.

(e)	Correspondent recognizes that certain accounts bear higher risk due, but not limited, to the nature of the account, the place of residence or business of the client, the type of transactions conducted in the account, the client’s position in society or affiliations, or to the fact that the client is itself holding funds (whether directly or indirectly) on behalf of third parties. Correspondent undertakes to identify such higher risk accounts and agrees to conduct enhanced due diligence against such accounts identified by the Correspondent, or which are identified and notified to the Correspondent by Apex or Intermediary. Without limiting the foregoing, Correspondent undertakes to carry out enhanced due diligence against any account the balance of which exceeds $1 million and which is maintained for one or more individual clients through a personalized account relationship (private banking accounts).

(f)	In order to support Apex’s reasonable reliance on Correspondent with respect to client identification, Correspondent represents and warrants that it will not knowingly cause Apex to be in violation of the Bank Secrecy Act (as amended by the USA PATRIOT Act). Specifically, Correspondent will not:

(1)	maintain any accounts which are accounts for foreign shell banks (2) Correspondent will not allow access to Apex directly or indirectly by foreign shell banks, and (3) if Correspondent is a foreign bank, Correspondent will provide Apex with ownership and registered agent information as requested by Apex from time to time. If Apex is required to obtain Correspondent’s information for any customer of Correspondent, Correspondent will provide such information.

1.	The following websites and any lists maintained thereon should be considered: Office of Foreign Asset Control (“OFAC”) – www.ustreas.gov/ofac; Financial Crimes Enforcement Network (“FinCEN”) – www.ustreas.gov/fincen; Financial Action Task Force on Money Laundering (“FATF”) – www.oecd.org/fatf and the SEC – www.sec.gov.

(g)	Correspondent shall obtain, for its non-U.S. customers, and record, a governmental identification number (including, for a customer that is an individual, the customer’s passport number) and obtain a copy of the government document used to verify the customer’s identity at the time the account is opened. Correspondent shall also obtain a copy of a passport or other governmental identification for any of the following: the grantor/settlor of a foreign trust; and any beneficial owner of an offshore corporate account if: (1) the account is a personal holding company or private investment company; or (2) the beneficial owner of the entity which maintains the account holds more than a 10% interest in the entity. With respect to accounts involving registered investment advisers, correspondent shall obtain, record and verify the above information relating to the adviser’s customer, including ascertaining the identity of each beneficial owner of any such account, prior to opening the account.

(h)	Correspondent has established and will maintain an anti-money laundering program, consisting of, at a minimum: written internal policies, procedures and controls including a means for identifying and verifying the identity of customers; monitoring and identifying suspicious activity; the designation of an anti-money laundering compliance officer (whose identity shall be made known to Apex); an ongoing employee training program; and an independent audit function to test such programs annually; and any additional requirements under Correspondent’s home jurisdiction laws or as set forth in the rules of any regulatory or self-regulatory organization that has authority over Correspondent. Correspondent will allow Apex access to such information as Apex deems necessary in order for Apex to test Correspondent’s adherence to Correspondent’s anti-money laundering compliance program. If requested, Correspondent will provide a copy of such written program to Apex (including such amendments and revisions thereto).

(2)	Suspicious Activity Monitoring and Reporting

(a)	Correspondent shall be responsible for monitoring customer accounts for any suspicious transactions. In this regard, Correspondent will monitor, on a regular basis, among other things, customer activity introduced by Correspondent for clearing, including but not limited to trading, wire transfers into accounts maintained on behalf of customers, Journals and the deposit of and withdrawal from customer accounts of funds or other assets.

(b)	Correspondent shall immediately notify Apex of any suspicious transactions it detects or of which it is aware with respect to the accounts of customers for whom it introduces transactions to Apex. Correspondent shall be responsible for filing with the Department of Treasury any resulting Suspicious Activity Reports as required by the Patriot Act.

(c)	Apex may file with the Department of Treasury Suspicious Activity Reports related to suspicious transactions in Correspondent accounts detected by Apex.

(d)	Apex may file with the Internal Revenue Service, and any other applicable regulatory bodies, joint FinCEN/IRS forms, as required by applicable law, with respect to transactions in which it receives more than $10,000 in currency or coins. Such reports will be filed pursuant to the relevant procedures set forth in Apex’s anti- money laundering compliance program.

(e)	Correspondent shall maintain for at least 6 years (or such longer period as is required under any applicable laws, rules and/or regulations) all necessary records and background documentation on such filings to enable Correspondent to comply with any request for information from Apex.

(3)	Information Sharing

(a)	Apex and Correspondent shall establish and maintain information-sharing procedures to provide for the sharing of information between Apex and Correspondent as necessary to identify and report activities that may involve terrorist activities or money laundering activities. Apex shall provide Correspondent with such account information relating to Correspondent’s Accounts as Correspondent shall reasonably request from time to time; provided, however, that should Correspondent fail to comply with its FinCEN filing requirements, Apex reserves the right to not provide such information to Correspondent.

(b)	Correspondent agrees to follow its internal information-sharing procedures as required by applicable law at all times.

(g)	Disciplinary Action, Suspension, or Restriction. If Correspondent or any of its affiliates, or any officer, director, general securities principal, financial and operational principal, or Registered Representative of Correspondent, becomes subject to any form of disciplinary action, suspension, or restriction by any federal or state agency, stock exchange, regulatory or self-regulatory organization having jurisdiction over Correspondent or Correspondent’s securities or commodities business, or any foreign governmental or regulatory body having authority over correspondent’s activities, Correspondent shall give notice to Apex promptly, orally and in writing, and provide Apex a copy of any decision relating to such action, suspension, or restriction. Apex may take any action it reasonably deems to be necessary (i) to assure that it and Correspondent will continue to comply with all applicable legal, regulatory, and self- regulatory requirements, notwithstanding such action, suspension, or restriction; and (ii) to comply with any requests, directives, or demands made upon Apex by any such federal or state agency, stock exchange, regulatory or self-regulatory organization, or any foreign governmental or regulatory body having authority over correspondent’s activities, including, in Apex’s sole discretion, to immediately terminate this Agreement. Conversely, if Apex or any of its affiliates, or any officer, director, general securities principal, financial and operational principal, or Registered Representative of Correspondent, becomes subject to any form of disciplinary action, suspension, or restriction by any federal or state agency, stock exchange, regulatory or self-regulatory organization having jurisdiction over Apex or Apex’s securities or commodities business, or any foreign governmental or regulatory body having authority over Apex’s activities relating to the activities or services contemplated hereunder, Apex shall give notice to Correspondent promptly, orally and in writing,

(h)	Correspondent Certification and Reliance by Apex. Correspondent agrees that at least once annually it shall certify in writing to Apex (i) that Correspondent has implemented an anti-money laundering program at least as stringent as that required by this Section 2 and by applicable law and regulation and (ii) that Correspondent will perform the requirements of its customer identification program and Know Your Customer policies as specified in this Section 2. Correspondent understands and agrees that Apex may rely on Correspondent’s policies and procedures and certifications relating to this Section 2 for purposes of opening and maintaining any Correspondent account, that such reliance is reasonable, and that Correspondent is subject to a rule implementing 31 U.S.C. 5318(h) as it may be amended or replaced from time to time.

(i)	Apex Not a Fiduciary. Apex is not a fiduciary for purposes of the Department of Labor rules, Regulation Best Interest, or otherwise. Correspondent hereby represents that it is capable of evaluating risks independently and is exercising independent judgment in making all decisions related to its business, accounts, and plans, if any. Correspondent shall provide its Form CRS and any other disclosures required by Regulation Best Interest, or otherwise, to each of its customers at the time of opening any account on its books. If Correspondent intends to rely on a prohibited transactions exemption when operating with respect to retirement accounts and plans, such as but not limited to the “best interests contract” exemption or “level fee” exemption, it is Correspondent’s obligation to satisfy such exemption. If Correspondent collects third party payments related to positions or trading in customer accounts, such as but not limited to mutual fund rebates, interest sharing, or payment for order flow, Correspondent hereby represents and warrants that such receipt of payments is lawful and that Correspondent has obtained an exemption, if necessary, to accept such payments.

3.	EXTENSION OF CREDIT

Responsibility for compliance with the provisions of Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Act (“Regulation T”) and all other applicable rules, regulations and requirements of any exchange or regulatory agency affecting the extension of credit shall be allocated between Apex and Correspondent as set forth in this Section 3.

(a)	Margin Agreements. At the time of opening any margin Account with Apex, Correspondent will furnish Apex with an Apex Customer Margin and Short Account Agreement, executed by Correspondent, on the form furnished to Correspondent by Apex. Apex may, but is not required to, permit Correspondent to purchase securities on margin. Correspondent shall obtain a margin and short agreement with each underlying customer of Correspondent prior to allowing any customer to trade on margin in an Account and Correspondent shall abide by all applicable laws in extending margin to any customer. Apex shall have no obligations with respect to any underlying customer of Correspondent, and Correspondent agrees and acknowledges Apex shall treat each Account as one individual account for Regulation T and other purposes with respect to the extension of margin.

(b)	Margin and Margin Maintenance. Correspondent is responsible for assuring payment of Correspondent’s and customers’ initial margin requirements and of all amounts necessary to meet subsequent maintenance calls in each Account, in order to ensure compliance with Regulation T and the house rules of Apex. Such payment shall be made directly to Apex. Apex shall use reasonable efforts to notify Correspondent of any changes to its house rules or maintenance requirements prior to implementing or taking action on any change where reasonably practicable. Apex shall have the unlimited right to buy in, liquidate or sell out positions in Accounts whenever Apex, in its sole and absolute discretion, deems such action appropriate and despite whether, if the Account is a Margin Account, any such Account is then in or about to come into compliance with applicable margin maintenance requirements or has requested an extension of time to make any payment required by Regulation T or other applicable rules or regulations. Correspondent acknowledges that Apex has the right to demand payment on any debit balance in any Account and that Correspondent is responsible to Apex for any unsecured debit balance resulting from any failure of Correspondent to make any such payments upon demand or from the failure of any customer of Correspondent to make payment to Correspondent.

(c)	Margin Requirements. Initial margin and margin maintenance requirements applicable to any margin Account of Correspondent shall be in accordance with the house rules of Apex, rather than in accordance with any lower requirement of any law, any exchange or any regulatory agency. Correspondent acknowledges that Apex may change the margin requirements applicable to any Account or class of accounts, as described in its house rules and will inform Correspondent of such changes as they occur; Correspondent shall be responsible for the payment of any additional margin necessary to ensure compliance with such increased requirements. If Correspondent allows any of its underlying customers to trade on margin it shall send each of such customers a written disclosure statement at the time of opening such account as required by Rule 10b-16 and FINRA Rule 2264 including disclosure of any margin interest rates applicable to its customers. Correspondent shall not change any margin interest rate charged to any of its customers without providing such customer(s) at least thirty (30) days advance written notice or any longer period required by applicable laws and regulations.

(d)	Losses. In addition to, and not in limitation of, Correspondent’s agreement to indemnify Apex pursuant to the provisions of Section 10, Correspondent indemnifies and holds harmless Apex from and against any and all loss, cost, expense and liability (including legal and accounting fees and expenses) sustained by Apex arising out of any of the following:

(i)	any failure by Correspondent to comply with the terms of its Customer Margin and Short Account Agreement;

(ii)	the failure of Correspondent to comply with Regulation T;

(iii)	the failure of Correspondent to satisfy its obligations under this Section 3; or

(iv)	the failure of delivery of securities sold or failure of payment for securities purchased in accordance with the provisions of Regulation T; the return to Apex unpaid of any check given to Apex by Correspondent or the payment for and/or delivery of all “when issued” transactions which Apex may accept or execute for the Accounts.

(e)	Unsecured Debits or Unsecured Short Positions. Apex may charge against the accounts of Correspondent an amount equal to the value of any unsecured debit or short position (on a “mark to market” basis) if that position has not been promptly resolved by payment or delivery.

(f)	Payment of Interest. Apex will charge Correspondent’s account for all interest payments related to any extension of credit.

(g)	Hypothecation/Re-hypothecation of Securities. Apex will be responsible for the hypothecation or re-hypothecation of all eligible securities collateralizing customer deficits.

4.	MAINTENANCE OF BOOKS AND RECORDS

Apex will maintain stock records and other records on a basis consistent with generally accepted practices in the securities industry and will maintain copies of such records in accordance with FINRA and SEC guidelines for record retention in effect from time to time. Unless otherwise required by law, Apex shall have no obligation to maintain, or make available to Correspondent, such books and records after termination of this Agreement.

At the time this Agreement is executed and annually thereafter, Apex will provide Correspondent with a list or description of all exception or other reports that it offers to Correspondent. (See Attached Schedule B.) Annually, Apex will provide Correspondent with a list of those reports requested by or supplied to Correspondent and will provide a copy of such notice to Correspondent’s DEA. Apex and Correspondent shall each be responsible for preparing and filing the reports required by the governmental and regulatory agencies that have jurisdiction over each and Apex and Correspondent will provide the other with such information, if any, which is in the control of one party but is required by the other to prepare any such report. Correspondent agrees to maintain detailed records of any option, margin or stock loan orders, including review of “easy to borrow” or “hard to borrow” lists as applicable for each such order and to provide such records to Apex upon request. Correspondent agrees to maintain records necessary to comply with its OATS reporting obligations, to make such filings timely and to furnish such documentation to Apex upon request. Apex will maintain copies of all account documentation submitted to it by Correspondent, provided that Correspondent is primarily responsible for obtaining and maintaining such documentation and keeping it current.

5.	RECEIPT, DELIVERY AND SAFEGUARDING OF FUNDS AND SECURITIES

(a)	Receipt and Delivery in the Ordinary Course of Business. Apex, acting on behalf of Correspondent, will receive and deliver all funds and securities in connection with transactions for Accounts in accordance with the instructions of Correspondent. Correspondent shall be responsible for its obligations to deliver funds or securities in connection with each such transaction. Correspondent shall be responsible for any failure to fulfill such obligation. Apex shall be responsible for the safeguarding of all funds and securities delivered to and accepted by it, subject to count and verification by Apex. However, Apex will not be responsible for any funds or securities delivered by Correspondent, its agents or employees, until such funds or securities are physically delivered to Apex’s premises and accepted by Apex or deposited in bank accounts maintained in Apex’s name. It is expressly understood and agreed, however, that, except as otherwise expressly provided in this Agreement, Correspondent is responsible for compliance with the Currency and Foreign Transactions Reporting Act (31 U.S.C. Section 5311 et seq.) and the rules and regulations promulgated thereunder (31 C.F.R. Section 103.11, as amended, et seq.).

(i)	Purchases. Correspondent shall be responsible for purchases (including transactions on a “when issued” basis) until actual and complete payment has been received by Apex.

(ii)	Sales. Correspondent shall be responsible for all sales of securities (including those on a “when issued” basis), until Apex has received, in acceptable form, the securities involved in the transaction. If Apex does not receive delivery of such securities, or does not receive such securities in acceptable form, Apex may buy-in all or part of the securities, in which case Correspondent shall be responsible for any cost or expense incurred by Apex, including any additional cost for such securities above the original transaction price.

(iii)	Failure to Settle or Pay for Securities. In the event of any failure to timely deposit required funds or securities, Apex may take any remedial action that Apex, in its sole discretion, deems appropriate. Without waiving or otherwise limiting its right to take other remedial action, Apex may at its sole option charge interest at rates as specified in the fee schedule set forth in Schedule A attached hereto and incorporated herein.

(iv)	Correspondent may pass any charges or interest referred to in this Section to its customers; however, Correspondent remains responsible to Apex for the payment of any such charges or interest.

(b)	Custody Services. Whenever Apex has been instructed to act as custodian of the securities in any Account, or to hold such securities in “safekeeping,” Apex may hold the securities in the Correspondent’s name or may cause such securities to be registered in the name of Apex or its nominee or in the names of nominees of any depository used by Apex. Apex will perform the services required in connection with acting as custodian for securities in Correspondent Accounts, such as (i) collection and payment of dividends; (ii) transmittal and handling of tenders or exchanges pursuant to tender offers and exchange offers; (iii) transmittal of all proxy materials and other shareholder communications; and (iv) handling of exercises or expirations of rights and warrants, and of redemptions of securities.

(c)	Receipt and Delivery Pursuant to Special Instruction. Upon instruction from Correspondent, Apex will make such transfers of securities or Accounts as may be requested. Correspondent shall be responsible for determining if any securities held in Correspondent Accounts are “restricted securities” or “control stock” as defined by the rules of the SEC and that orders executed for such securities are in compliance with applicable laws, rules and regulations.

6.	CONFIRMATIONS AND STATEMENTS

(a)	Preparation and Transmission. Apex will prepare and send, to the extent required by the Rules, to Correspondent monthly statements of account (or quarterly statements if no activity occurs in an account during any quarter covered by such statement), which statements shall meet Apex’s requirements as to format and quality. Apex will be responsible for preparing and transmitting confirmations. Apex will also provide to Correspondent monthly statements of clearing services performed by Apex for Correspondent Accounts showing the fees charged for such services during the month. Correspondent shall prepare and send to its customers statements of accounts and confirmations as applicable, and Apex shall have no responsibility thereto. Correspondent shall be responsible for the delivery of any prospectus or other documents or information to its customers.

(b)	Examination and Notification of Errors. Correspondent shall examine promptly all monthly and/or quarterly statements of account, monthly and/or quarterly statements of clearing services and other reports provided to Correspondent by Apex. Correspondent shall notify Apex of any error claimed by Correspondent in any Account in connection with (i) any transaction prior to the settlement date of such transaction, (ii) information appearing on daily reports within [***] days of such report, and (iii) information appearing on monthly or quarterly statements or reports within [***] of Correspondent’s receipt of any monthly or quarterly statement or report. Any notice of error shall be accompanied by such documentation as may be necessary to substantiate Correspondent’s claim. Correspondent shall provide promptly upon Apex’s request any additional documentation which Apex reasonably believes is necessary or desirable to determine and correct any such error. If Correspondent shall fail to notify Apex of any perceived error within the applicable time frame, Correspondent shall be deemed to have waived any right to make any claim against Apex relating to such perceived error.

7.	ACCEPTANCE OF ORDERS, EXECUTION OF TRANSACTIONS, OTHER SERVICES

(a)	Correspondents’ Orders. Orders by Correspondent can be executed by a FINRA member broker-dealer or forwarded to Apex for execution. Correspondent shall be solely responsible for the use of any hardware, software, communication equipment, communication services, information formatting requirements or other items used in the execution of any orders. Apex shall not be responsible for errors in execution due to any systems or software failures. Apex shall have no responsibility for orders executed by any other persons. Correspondent shall be responsible for the authenticity of all orders. Apex is not obligated to (i) accept any orders from Correspondent; (ii) confirm a transaction or cancel a confirmation; or (iii) accept a delivery or receipt of securities or money, in each case if Apex determines in good faith that it should not. Correspondent assumes the risk of failure by an over-the-counter dealer with which Correspondent executes an order in the event such dealer fails to perform and will reimburse Apex for any loss incurred by it in the transaction. For any sale order that involves a “short sale,” as defined in Rule 200 of SEC Regulation SHO (“Reg. SHO”) under the Exchange Act, Correspondent shall be solely responsible for satisfying the “locate” requirements set forth in Rule 203(b) of Reg. SHO which require a broker- dealer accepting a short sale order to determine the availability of shares for borrowing such that delivery may be made pursuant to the sale on the delivery date.

(b)	Orders Executed Away from Apex. To the extent that any order is executed by a broker-dealer other than Apex, Apex will have no responsibility for the transmission or execution of such order, and Correspondent assumes full responsibility for compliance with any “best execution” requirements, for resolving any disputes with respect to the execution of such orders, and for bearing any losses resulting from such transactions. Correspondent also agrees that, with respect to any such orders, it will report executions immediately and provide real-time drop copies on all trades to Apex in the manner required by Apex for clearance, risk management and other internal purposes.

(c)	Transactions Clearing. During the term of this Agreement, subject to the terms hereof, Apex will clear transactions on an omnibus basis for Accounts of Correspondent; provided, however, that Apex is not obligated to clear any or all transactions for Correspondent if Apex reasonably determines that it should not.

(d)	Other Services. Apex will perform such other services, upon such terms and at such prices, as Apex and Correspondent may from time to time agree. Neither Apex nor any of its directors, officers, employees, agents, contractors, affiliates, information providers, licensors, or other suppliers providing data, information, services, or software, warrants that the services will be uninterrupted or error free; nor do any of them make any warranty as to the results that may be obtained from the use of the services or as to the timeliness, accuracy, completeness, reliability or content of any data, information, services, or transactions provided, and Apex shall not be responsible for any losses, liability, or damages from your use of these services.

(e)	LOPR Reporting. Correspondent shall, and shall be fully responsible to identify and report accounts of its underlying customers that are acting in concert and to file large option position reports (LOPR) to the appropriate authorities where applicable. Where applicable, Apex shall separately file LOPR reports to its regulators at an omnibus level on Accounts, which shall not relieve Correspondent of Correspondent’s obligations under this Section.

8.	FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

(a)	Fees for Clearing Services. Apex will charge Correspondent for clearing services according to the fee schedule set forth in Schedule A attached hereto and incorporated herein for all purposes. [***]

(b)	Settlements. As soon as practicable after the end of each month, Apex will forward to the Correspondent a statement showing all amounts due to Apex from Correspondent (including, without being limited to, clearing charges, other charges, other fees and Correspondent’s unsecured debit items, however arising), together with the amount by which the total owed Correspondent exceeds the total owed Apex. If such statement indicates that Correspondent owes monies to Apex, Correspondent shall promptly pay Apex the amount by which the total owed Apex exceeds the total owed Correspondent. If Correspondent fails to make such payment on a timely basis, Apex shall have the right to charge any other Account maintained by Apex for Correspondent or any other assets of Correspondent held by Apex (including the deposit required pursuant to Section 9 and positions and balances in Correspondent Accounts) for the net amount due Apex and late fees shall apply to any unpaid amounts (as described in Schedule A). Any failure by Apex to charge any Account or assets of Correspondent held by Apex shall not act as a waiver of Apex’s right to demand payment of, or to charge Correspondent’s Accounts for, the full amount due at any time.

9.	DEPOSIT

(a)	Contemporaneously with the signing of this Agreement, to further assure Correspondent’s performance of its obligations under this Agreement, including but not limited to its indemnification obligations, Correspondent will deliver cash or securities to Apex, as specified in Schedule A attached, for deposit in an account maintained by Apex (the “Deposit Account”). The Deposit Account shall not represent an ownership interest by Correspondent in Apex. The Deposit Account shall at all times contain cash, securities, or a combination of both, having a market value of at least the amount set forth in Schedule A. The securities placed in the Deposit Account shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States Government.

(b)	Changes. If at any subsequent time Apex, in its sole and absolute discretion, requires an additional deposit, Correspondent will promptly deposit additional cash or securities in an amount specified by Apex. Instead of making such additional deposit, Correspondent may reduce Correspondent’s business volume or modify the nature of the securities involved in the Correspondent’s transactions (“business mix”) as specified by Apex. Any failure by Apex to demand compliance with the requirement that Correspondent either deposit additional amounts or modify Correspondent’s business mix shall not act as a waiver of Apex’s right to demand compliance with such requirements at any time. If the deposit is not adequately funded as required by Apex, Apex may, in addition to all other rights under this Agreement, transfer cash or securities of Correspondent held by Apex to the Deposit Account or terminate this Agreement forthwith. Correspondent agrees that if Apex, at its sole and absolute discretion, determines it to be necessary, Apex shall accept only liquidating transactions for Correspondent Accounts.

(c)	Apex’s Right to Offset. Apex shall be entitled to set-off against any deposit in addition to any and all other rights or remedies Apex may have under this Agreement or otherwise. In furtherance of the foregoing, and not in limitation thereof, if (i) Apex shall have any claim against Correspondent which has not been resolved within [***] days after Apex presents such claim to Correspondent, or (ii) if Apex shall suffer any loss or incur any expense for which it is entitled to be indemnified within [***] days after being requested to do so, Apex may deduct the amount of such claim, loss or expense from any account of Correspondent. Apex may withdraw cash or securities (or both) having a market value equal to the amount of such claimed deficiency. If those funds are withdrawn from the Deposit Account, then Correspondent shall be obligated to make an immediate deposit in the Deposit Account of cash or securities sufficient to bring the Deposit Account back to a value of at least the amount required by Apex.

(d)	Termination of Deposit Account. The deposit will be refunded to the Correspondent within [***] days after termination of this Agreement, less any amounts to which it is entitled under the preceding paragraph (c); provided, however, that Apex may: (i) retain the Deposit Account for such period of time until transfer of all accounts of Correspondent has been completed and (ii) retain in the Deposit Account such amount for such period as it deems appropriate for its protection from any claim or proceeding of any type, [***] until the final determination of such claim or proceeding is made. Correspondent agrees that if this Agreement is terminated for any reason, Apex may, in its sole discretion, liquidate any securities or other property deposited or held in the Deposit Account or any other account of Correspondent held by Apex and deduct from any amounts that Correspondent owes Apex because of failure to meet any of Correspondent’s obligations to Apex or any other party under this Agreement or otherwise.

10.	INDEMNIFICATION

(a)	Indemnity.

(i)	In addition to any other obligations it may possess under other provisions of this Agreement, Correspondent agrees to indemnify, defend and hold harmless Apex, each person who controls Apex within the meaning of the Act and any directors, officers, employees, partners, representatives, agents and attorneys of Apex or the person’s controlling Apex (collectively, the “Apex Indemnified Persons”) from and against all claims, demands, proceedings, suits and actions and all liabilities, losses, expenses and costs (including any legal and accounting fees and expenses) arising out of, in connection with or relating to (A) Correspondent or its officers, affiliates, employees, independent agents or contractors, or customers for any reason, fraudulent or otherwise, failing to perform or to comply with any obligation under this Agreement or any other agreement executed and delivered to Apex in connection with Apex’s performance of services hereunder (Correspondent’s indemnification obligation under this Paragraph shall not be affected by the participation of Apex or any person controlling it or controlled by it within the meaning of Act in any transaction giving rise to such an obligation), (B) any breach by Correspondent of any representation or warranty made by it under this Agreement, (C) any negligent, dishonest, fraudulent, or criminal act or omission on the part of any of Correspondent or Correspondent’s officers, directors, employees, contractors, customers or agents, (D) any claim or dispute between Correspondent and a customer with respect to services provided under this Agreement, including, but not limited to, any claim or dispute concerning the validity of a customer order in the form the order was transmitted to Apex by Correspondent and any claim arising in connection with Apex’s guarantee of any signature of any customer of Correspondent or at the request of Correspondent, (F) any guarantee, indemnification, or hold harmless agreement in connection with Correspondent’s business or customers that Apex may provide to the National Securities Clearing Corporation, the Depository Trust Company, or any other clearing, depository, or self-regulatory organization with respect to transactions self-cleared by Correspondent prior to transfer of such functions to Apex and/or (G) any failure by Correspondent to comply with the rules and regulations applicable to it under law, including without limitation FINRA rules and any act or failure to act by Apex Indemnified Persons, except any act or failure to act which is the result of gross negligence or willful misconduct on the part of any such Apex Indemnified Person. Without limiting the generality of the foregoing, such failure is explicitly intended by the parties to include failure resulting from (i) suspension of trading or bankruptcy or insolvency of any company, securities of which are held in Accounts; (ii) failure by Correspondent to maintain adequate margin; or (iii) breach of any law, rule or regulation of the United States, a state or territory thereof, the SEC, the Federal Reserve Board or other U.S. or foreign authority, applicable to any transaction contemplated by this Agreement. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS IN ANY WAY OR TO ANY EXTENT ARISE UNDER OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY APEX INDEMNIFIED PARTIES, provided only that Apex Indemnified Parties shall not be entitled under this paragraph to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined by arbitration in accordance with Section 17 below. If gross negligence or willful misconduct by Apex Indemnified Parties is alleged, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as an arbitrator or court enters a final ruling as to the extent and effect of the alleged gross negligence or willful misconduct.

(ii)	Upon receipt by any indemnified party under this Section of notice of the commencement of any action, and if a claim is to be made against the indemnifying party under this Section, the indemnified party will promptly notify the indemnifying party. The omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 10(a)(iii). In any such action brought against any indemnified party, the indemnifying party will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation or in the case of an actual or potential conflict of interest between Correspondent and Apex. Correspondent will keep Apex informed of the status of the defense of such claims, and Correspondent will not agree to any settlement without consent of Apex, which consent will not be unreasonably withheld. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not, other than in the case of an actual or potential conflict of interest between Correspondent and Apex, be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel satisfactory to the indemnified party. In the event that Apex reasonably believes that Correspondent is not adequately defending a claim, Apex will have the right to assume the defense of such claims at the sole expense of Correspondent. Correspondent will not settle any action unless such settlement completely and finally releases Apex from any and all liability and otherwise is acceptable to Apex. Except with the prior written consent of the indemnifying party, the indemnified party may not confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify.

(b)	Security Interest and Authorization to Charge. Correspondent grants to Apex a first priority lien and security interest in any Correspondent Account, including the Deposit Account, maintained by Apex and any other assets of Correspondent now or hereafter held by Apex and authorizes Apex to discharge such lien by charging such Account and assets with all amounts owing to Apex including, but not limited to, (i) any cost or expense resulting from failures to deliver or failures to receive, (ii) any losses resulting from unsecured debit balances in any Account and (iii) any amounts to which Apex is otherwise entitled pursuant to the provisions of Section 10(a). Apex shall have discretion to liquidate or sell any securities without notice to Correspondent, and to determine which securities to sell. Such charge may be made against Correspondent Account or assets at any time and in such amount as Apex deems appropriate. No delay in charging any Correspondent Account or asset shall operate as a waiver of Apex’s right to do so at any future time as and when Apex deems appropriate. Apex shall have the unlimited right to set-off any indebtedness or other obligations of Correspondent under this Agreement or otherwise (absolute or contingent, matured or unmatured) against any obligations of Apex to Correspondent, including from the Deposit Account (as described in Section 9) and/or any other money, securities, or other property of Correspondent in Apex’s possession (including commissions payable to Correspondent). Notwithstanding the foregoing, Apex shall have no lien on fully- paid securities in Correspondent’s omnibus Accounts at Apex. Apex acknowledges and agrees that, to the extent that each of Correspondent’s omnibus Accounts at Apex does not carry a debit balance, all settled securities in such account shall be considered fully paid and free of any lien. Correspondent represents all assets in any omnibus Account belong to customers of Correspondent and Correspondent is responsible for segregating its proprietary assets from those of its customers.

(c)	Reserves. In connection with any claim that does or could give rise to a claim for indemnification under this Section 10 for Apex or an Apex Indemnified Person, Apex may, in its discretion, in addition to any and all other rights and remedies under this Agreement, reserve and retain any money, securities or other property of Correspondent pending a determination of such claim and shall use good faith efforts to notify Correspondent of any such claim (provided that any failure to provide such notification shall not affect Apex’s rights to make, prosecute or otherwise enforce such claim). The money, securities or other property of Correspondent set aside in such a reserve shall be subject to Apex’s lien and security interest described in Section 10(b) above.

(d)	Disclaimer of Warranties. Correspondent expressly agrees that Correspondent’s use of Apex’s Services, including the Systems and software products as defined herein, is at Correspondent’s sole risk. Neither Apex nor any of its directors, officers, employees, agents, contractors, affiliates, information providers, licensors, or other suppliers providing data, information, services or software, including but not limited to FINRA, warrants that the services will be uninterrupted or error free; nor do any of them make any warranty as to the results that may be obtained from the use of the services or as to the timeliness, sequence, accuracy, completeness, reliability or content of any data, information, services, or transactions provided and Apex shall not be responsible for any losses liabilities or damages caused by the acts or omissions of those third party agents, contractors, information providers or other suppliers beyond any amount which Apex is able to recover pursuant to its agreement with such entity. Apex’s services are provided on an “as is,” “as available” basis, without warranties of any kind, either express or implied, including, without limitation, those of merchantability, fitness for a particular purpose, and non-infringement, other than those warranties which are implied by and incapable of exclusion, restriction or modification under the laws applicable to this Agreement.

(e)	Allocation of Risks. Correspondent acknowledges and agrees that the fees charged by Apex reflect the allocation of risks including, but not limited to, any limitation of liability set forth in this Agreement. A modification of the allocation of risks set forth in this Agreement would affect the fees charged by Apex, and in consideration of such fees, Correspondent agrees to such allocation of risks.

10.1	INDEMNIFICATION

(a)	Indemnity.

(i)	In addition to any other obligations it may possess under other provisions of this Agreement, Apex agrees to indemnify, defend and hold harmless Correspondent, each person who controls Correspondent within the meaning of the Act and any directors, officers, employees, partners, representatives, agents and attorneys of Correspondent or the person’s controlling Correspondent (collectively, the “Correspondent Indemnified Persons”) from and against all claims, demands, proceedings, suits and actions and all liabilities, losses, expenses and costs (including any legal and accounting fees and expenses) arising directly out of Apex’s gross negligence or willful misconduct

(ii)	Upon receipt by any indemnified party under this Section of notice of the commencement of any action, and if a claim is to be made against the indemnifying party under this Section, the indemnified party will promptly notify the indemnifying party. The omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 10(a)(iii). In any such action brought against any indemnified party, the indemnifying party will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation or in the case of an actual or potential conflict of interest between Apex and Correspondent. Apex will keep Correspondent informed of the status of the defense of such claims, and Apex will not agree to any settlement without consent of Correspondent, which consent will not be unreasonably withheld. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not, other than in the case of an actual or potential conflict of interest between Apex and Correspondent, be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel satisfactory to the indemnified party. Apex will not settle any action unless such settlement completely and finally releases Correspondent from any and all liability and otherwise is acceptable to Correspondent. Except with the prior written consent of the indemnifying party, the indemnified party may not confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify.

11.	UNDERTAKINGS OF CORRESPONDENT

(a)	Financial Statements and Other Reports. Correspondent will furnish to Apex as soon as possible a copy of Correspondent’s balance sheet and statement of earnings for the current fiscal year and for each of Correspondent’s subsequent fiscal years. Each such balance sheet and statement of earnings shall be certified by independent public accountants. Correspondent also shall furnish Apex with copies of its monthly and quarterly Focus filings, and any amendments to Correspondent’s Form BD, promptly after filing, and any other regulatory or financial reports Apex may from time to time request.

(b)	Other Clearing Services. During the term of this Agreement, Correspondent will not sign a clearing agreement with another clearing broker or dealer without prior written notice to Apex.

(c)	Suspension or Restriction. In the event that Correspondent or any employee of Correspondent shall become subject to suspension or restriction by any regulatory or self-regulatory body having jurisdiction over Correspondent and Correspondent’s securities business, Correspondent will notify Apex immediately and Correspondent authorizes Apex to take such steps as may be necessary for Apex to maintain compliance with the rules and regulations to which Apex is subject. Correspondent further authorizes Apex, in any event, to comply with directives or demands made upon Apex by any exchange or regulatory or self- regulatory body relative to Correspondent. In connection with such directives or demands, Apex may seek advice or legal counsel and Correspondent will reimburse Apex for reasonable fees and expenses of such counsel.

(d)	Fixed Price Offerings. Correspondent agrees that in making sales of securities, as a part of a fixed price offering, it will comply with all applicable rules of FINRA, including, without limitation, FINRA’s Interpretations with respect to Free-Riding and Withholding under FINRA Rule 5130.

(e)	Orders. The parties hereto expressly agree that Apex shall not be responsible for investigation into the facts surrounding any transaction that it may have with Correspondent, or that Correspondent may have with other persons, nor shall Apex be under any responsibility for compliance by Correspondent with any laws or regulations which may be applicable to Correspondent. It shall be the sole responsibility of the Correspondent to maintain secure accounts and to monitor for any unauthorized activity. Apex shall have no liability for any actions or failures to act by it or any of its affiliates based upon orders reasonably believed by Apex to have been transmitted by Correspondent irrespective of whether or not such orders were actually authorized by Correspondent.

(f)	Inquiries on Certificates. Apex agrees to act as Correspondent’s direct inquirer under the Lost and Stolen Securities Program under Rule 17f-1 (17CFR 240.17f-1).

(g)	Affiliate Accounts. Correspondent agrees that, in the event that the assets in its Accounts, including the Deposit Account, are insufficient to meet any obligations owed to Apex, and Correspondent has one or more accounts with any affiliate of Apex (such affiliate a “Apex Affiliate”), that Apex is hereby authorized to have the applicable Apex Affiliate liquidate the assets of any such accounts to the extent necessary to pay such obligations, and to pay such amounts to Apex under the same terms and conditions as Apex may liquidate or deduct Correspondent assets in the Deposit Account pursuant to Section 9 of this Agreement. Correspondent further authorizes Apex to liquidate any Accounts to pay any obligations owed to an Apex Affiliate upon request by such Apex Affiliate after the determination that the assets in Correspondent’s accounts with such Apex Affiliate, including its Deposit Account, are insufficient to meet the obligations owed to such Apex Affiliate.

(h)	Changes to Representations. Correspondent shall immediately notify Apex of any changes to any circumstances that may affect the veracity or completeness of the representations and warranties contained in this Agreement, or in the event of any violation (irrespective of whether it is intentional or inadvertent) of any representation, obligation or undertaking of Correspondent in this Agreement. Any failure to provide any such notice shall be deemed a breach of this Agreement by Correspondent and Apex shall be entitled, at its sole discretion, to immediately terminate this Agreement.

(i)	Continuation of Business. The overall pricing schedule and each of its components set forth in Schedule A hereto have been determined and agreed to on the basis of Correspondent’s agreement to clear its business through Apex, the type and level of business currently being done by Correspondent, and Correspondent’s representation as to the type and level of business it expects to conduct during the term of this Agreement. Correspondent agrees that during the term of this Agreement it will not directly or indirectly take steps to move or transfer (or cause its customers to transfer) the business cleared through Apex to another firm.

(j)	Protection of Intellectual Property. Correspondent shall preserve and protect Apex’s and its affiliates’ patent, trade secret, copyright and other proprietary rights in Apex’s or its affiliates’ products, services, trademarks and tradenames, at least to the same extent used by Correspondent to preserve and protect its own proprietary data or information and to notify Apex of any action by any third party known by Correspondent to constitute an infringement of Apex’s or any of its affiliates’ proprietary rights and to cooperate with Apex in protecting such rights. Without limiting the foregoing, Correspondent shall note Apex’s or its affiliates’ patent, trade secret, copyrights, trademarks and trade names when Correspondent makes reference to or distributes products or services provided by Apex or its affiliates, as applicable.

Apex shall preserve and protect Correspondent’s and its affiliates’ patent, trade secret, copyright and other proprietary rights in Correspondent’s or its affiliates’ products, services, trademarks and tradenames, at least to the same extent used by Apex to preserve and protect its own proprietary data or information and to notify Correspondent of any action by any third party known by Apex to constitute an infringement of Correspondent’s or any of its affiliates’ proprietary rights and to cooperate with Correspondent in protecting such rights. Without limiting the foregoing, Apex shall note Correspondent’s or its affiliates’ patent, trade secret, copyrights, trademarks and trade names when Apex makes reference to or distributes products or services provided by Correspondent or its affiliates, as applicable.

(k)	Currency Fluctuation. If Correspondent directs Apex to enter into any transaction to be effected on any securities exchange or in any market on which transactions are settled in a foreign currency, (i) any profit or loss arising as a result of a fluctuation in the rate of exchange between such currency and the United States Dollar shall be entirely for Correspondent’s account and risk, (ii) all initial and maintenance margin deposits required or requested by Apex shall be in the currency required by the applicable marketplace or clearing agency in such amounts as Apex in its sole discretion may require, and (iii) Apex is authorized to convert funds in the Account into and from such foreign currency at rates of exchange prevailing at the banking or other institutions with which Apex normally does business.

12.	TERMINATION OF AGREEMENT: TRANSFER OF ACCOUNTS

(a)	Effectiveness. This Agreement shall become effective immediately upon signing and shall remain in force for five (5) years from the date of termination of the Fully- Disclosed Clearing Agreement (“Fully-Disclosed Clearing Agreement”) between Apex and Correspondent. Either party may terminate this Agreement at the end of the initial term by providing the other written notice of at least [***] days prior to the end of the then-current term. Subsequent to this initial term, either party may terminate this Agreement by giving [***] days prior written notice to the other party, in the absence of which this Agreement shall continue in full force and with full effect.

(b)	Termination by Apex. Notwithstanding Section 12(a), Apex may terminate this Agreement at any time on (A) at least 180 days’ prior written notice to Correspondent and/or (B) [***] days (or in the event of clause (ii) or (iii) below, immediately) written notice to Correspondent in the event that Correspondent:

(i)	fails to comply with the terms of this Agreement and, after notification by Apex, fails to return to full compliance within [***] days from said notification; or any representation, warranty or covenant of Correspondent in this Agreement is or becomes false or misleading;

(ii)	is enjoined, prohibited, suspended, or otherwise becomes unable, as a result of an administrative or judicial proceeding, from engaging in securities business activities constituting all or portions of Correspondent’s securities business, which injunction, prohibition or suspension in Apex’s judgment makes impracticable the omnibus clearing relationship established in this Agreement.

(iii)	becomes or is declared insolvent; voluntarily files or is the subject of, a petition commencing a case under any chapter of Title 11 of the United States Code; makes a general assignment for the benefit of its creditors; admits in writing its inability to pay its debts as they mature; files an application or consents to the appointment of, or there is appointed, any receiver, or a permanent or interim trustee of that party or any of its subsidiaries, as the case may be, or all or any portion of its property, including, without limitation, the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors; files a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute;

(iv)	sells or enters into negotiations to sell all or substantially all of its assets.

(v)	takes any corporate action for the purpose of effecting any of the foregoing;

(vi)	any director, executive officer, general securities principal, financial and operations principal, or Registered Representative of Correspondent is enjoined, prohibited, disciplined or suspended as a result of administrative or judicial proceedings, or proceedings of a regulatory organization or of a self- regulatory organization of which Correspondent is a member, from engaging in securities business activities constituting all or portions of Correspondent’s securities business.

(c)	Automatic Termination. In addition to any other provisions for termination herein, this Agreement shall terminate immediately in the event that either Correspondent or Apex ceases to conduct its business or that either party:

(i)	is no longer registered as a broker/dealer with the SEC; or

(ii)	is no longer a member in good standing of FINRA; or

(iii)	is suspended by any national securities exchange of which such party is a member for failure to comply with the rules and regulations thereof.

(d)	Conversion of Accounts. In the event that this Agreement is terminated for any reason, it shall be Correspondent’s responsibility to arrange for the conversion or ACAT (at Apex’s discretion) of Correspondent Accounts to another clearing broker within [***] days of the termination of this Agreement. Correspondent will give Apex written notice (the “Conversion Notice”) of:

(i)	the name of the broker that will assume responsibility for clearing services for Correspondent;

(ii)	the date on which such broker will commence providing such services;

(iii)	Correspondent’s undertaking, in form and substance satisfactory to Apex, that Correspondent’s agreement with such broker provides that such broker will accept on conversion or ACAT all Accounts, then maintained by Apex; and

(iv)	the name of an individual within that organization who Apex can contact to coordinate the conversion or ACAT. The Conversion Notice shall accompany Correspondent’s notice of termination given pursuant to Section 12(a) or within [***] days of the occurrence of an event specified in Section 12(c).

If Correspondent fails to give the Conversion Notice to Apex, Apex may give to Correspondent such notice as Apex deems appropriate of the termination of this Agreement and may make such arrangements as Apex deems appropriate for transfer or delivery of Correspondent Accounts and the costs and expenses of making such arrangements shall be charged to Correspondent.

Correspondent will pay to Apex all deconversion charges and reimburse Apex for deconversion expenses (including, without limitation ACAT charges, file charges, programming expenses and processing expenses). To the extent Correspondent Accounts continue to remain after deconversion, Apex will impose a monthly minimum charge and a per account charge.

(e)	Survival. Termination of this Agreement shall not affect Apex’s rights or liabilities relating to business transacted prior to the effective date of such termination and Sections 8-10 and 12-19 shall survive the termination of this Agreement for any reason. From the date of termination until transfer or delivery of all Correspondent Accounts, Apex’s and Correspondent’s rights and liabilities relating to business transacted after such termination shall be governed by the same terms as those set forth in this Agreement.

(f)	No Obligation to Release. Apex shall not be required to release to Correspondent any securities or cash held by Apex for Correspondent in one or more Correspondent Accounts until any amounts owing (whether immediately or thereafter reasonably expected to become due and owing) to Apex pursuant to the provisions of this Agreement are paid; and Correspondent’s outstanding obligations hereunder to Apex are determined, including determination of any disputed amounts, and satisfied; and any property of Apex in the possession of Correspondent is returned to Apex.

(g)	Failure to Convert. Correspondent shall be solely and exclusively responsible for any cost expense (including, but not limited to, fees and expenses of legal counsel) or damages sustained or incurred by Apex arising out of Correspondent’s failure to promptly convert all of Correspondent’s Accounts for clearing by Apex unless otherwise agreed in writing. To the extent Correspondent Accounts continue to remain after termination, Apex will impose a monthly minimum charge and a per account charge.

(h)	Termination Fee. Without limitation or prejudice to any rights or remedies of Apex under this Agreement or any other agreement between Apex and Correspondent, or any rights of Apex to reimbursement or to receive any other payment by Correspondent pursuant to Schedule A, or otherwise pursuant to this Agreement or any other agreement between Apex and Correspondent, if this Agreement is terminated pursuant to Section 12(b) (other than Apex’s 180 day termination right set forth in Section 12(b)(A)) or (c) above, or in the event otherwise terminated prior to the effective term, Correspondent shall pay to Apex a termination fee in the amount as described below:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Correspondent will also pay Apex for any deconversion expenses (including without limitation ACAT charges, file charges, programming expenses and processing expenses). In the event that Correspondent is the subject of the issuance of a protective decree pursuant to the Securities Investor Protection Act of 1970 (15 U.S.C. § 78aaa- 111), Apex’s claim for payment of a termination fee under this Agreement shall be subordinate to claims of Correspondent’s customers that have been approved by the Trustee appointed by the Securities Investor Protection Corporation pursuant to the issuance of such protective decree.

13.	CONFIDENTIAL NATURE OF DOCUMENTS

All agreements, documents, information papers, and data in any form, supplied by either party to the other pursuant to this Agreement concerning such party’s business, financial condition or customers (“Confidential Information”) shall be treated by the receiving party as confidential. Each party agrees to use a reasonable degree of care in safeguarding any Confidential Information received, but not less than the degree of care used in safeguarding its own proprietary information. To the extent such documents or data are retained by the receiving party, they shall be kept in a safe place and shall be made available to third parties only as authorized by the disclosing party in writing or pursuant to any order or request of a court or regulatory body having appropriate jurisdiction. Either party that receives such order or subpoena shall provide the disclosing party prompt notice of the receipt of any such order or subpoena, unless prohibited from doing so by the issuing authority prior to the receiving party’s compliance herewith. Documents received from the disclosing party and retained by the receiving party shall be made available by the receiving party for inspection and examination by the disclosing party’s auditors, by properly authorized agents or employees of any regulatory bodies or commissions or by such other persons as the disclosing party may authorize in writing. Notwithstanding anything herein to the contrary, Correspondent expressly authorizes Apex to supply any information requested relating to Correspondent, its business, or its customers to any regulatory and self-regulatory body having appropriate authority or to any Third Party Provider for purpose of providing Services. The obligations in this Section 13 shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (i) is developed by the other party without violating the disclosing party’s proprietary rights; (ii) is or becomes publicly known (other than through unauthorized disclosure); (iii) is disclosed by the owner of such information to a third party free of any obligation of confidentiality; (iv) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into between the parties (including any predecessor entity)before the effective date of this Agreement; or (v) is rightfully received by a party free of any obligation of confidentiality.

This Section 13 shall survive the termination of this Agreement. Correspondent acknowledges that the services Apex provides hereunder involve providing Correspondent with access to proprietary technology, trading and other systems, and that techniques, algorithms and processes contained in such systems constitute trade secrets and shall be safeguarded by Correspondent, and that Correspondent shall exercise reasonable care to protect Apex’s interest in such trade secrets. Correspondent agrees to make the proprietary nature of such systems known to those of its consultants, staff, agents or clients who may reasonably be expected to come into contact with such systems. Correspondent agrees that any breach of this confidentiality provision may result in its being liable for damages as provided by law.

14.	REMEDIES CUMULATIVE

The enumeration herein of specific remedies shall not be exclusive of any other remedies that may be available at law or in equity. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege, nor to limit the exercise of such right, power, remedy or privilege, nor shall it preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

15.	RESTRICTIONS ON IMPAIRMENT OF CREDIT

Without Apex’s prior written consent, such consent not to be unreasonably withheld or delayed, under no circumstances shall Correspondent undertake any merger, acquisition, consolidation or change of control transaction, or sell material assets in one or a series of transactions, in any of such cases that has the effect of (a) materially adversely affecting Correspondent’s credit, (b) creating non- compliance with another provision of this Agreement or (c) adversely affecting Apex’s prospects for business anticipated by Apex to be obtained from Correspondent during the term of this Agreement. For purposes of the immediately preceding sentence, (i) a change in control shall be deemed to occur upon the sale or other transfer in one or more transactions of equity interests in Correspondent or any affiliate of Correspondent that affects, directly or indirectly, equity ownership and (ii) all such transactions shall not be permitted to result in or cause a termination by Correspondent pursuant to Section 12(c) notwithstanding anything to the contrary in Section 12(c).

16.	MISCELLANEOUS

(a)	Tax Reporting. Apex shall be responsible for providing IRS Form 1099 (or any successor form) and other information required to be reported by U.S., federal, state or local tax laws, rules or regulations, to Accounts solely with respect to events subsequent to the effective date of this Agreement and for the mailing of same.

(b)	Taxes. Correspondent shall be responsible for, and shall indemnify Apex in respect of, any state, federal, local or foreign taxes, levies, duties, charges and imposts which may be levied or assessed in connection with this Agreement or any trade or transaction pursuant hereto (including without limitation any sales, use, excise and value added taxes).

(c)	Scope of Services/Use of Apex & Correspondent Names. Apex shall not be required to provide services, except to the extent expressly set forth herein. Apex shall not be responsible or liable for failure to perform any duties not specifically enumerated herein. Correspondent agrees that it will not display or use any Apex trademarks, trade names, logos or any other intellectual property without Apex’s prior written approval in each such case. Correspondent shall coordinate with Apex on any public announcements or releases by Correspondent relating to Apex or to the services contemplated by this Agreement. Correspondent consents to Apex’s use of Correspondent’s name and logo in Apex’s business and marketing materials and in Apex’s ordinary course of business.

(d)	Modification. Other than as set forth herein, this Agreement may be modified, amended, varied or altered only by a writing signed by both parties to this Agreement. Such modification, amendment, variation or alteration shall not be deemed a cancellation of this Agreement. Subject to FINRA’s Conduct Rules, this Agreement and all modifications may be required to be submitted to FINRA for approval prior to effectiveness. It is expressly understood that brokerage services cannot be provided by Correspondent under this Agreement until such approval, if required, is received.

(e)	Assignment; No Third-Party Beneficiaries. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of Correspondent or Apex. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement by Correspondent shall be valid unless Apex, in its sole and absolute discretion, consents to such an assignment in writing. For purposes of this Agreement, a merger, consolidation, change of control, or sale of substantially all of the assets of Correspondent shall be deemed an assignment. Notwithstanding any provision of Section 12 hereunder to the contrary, no assignment or attempted assignment of this Agreement shall grant Correspondent any right to terminate this Agreement. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between Correspondent and Apex. This Agreement is between the parties hereto and is not intended to, and does not, confer any benefits on third-parties including, but not limited to, customers of Correspondent.

(f)	Account Documentation. Applicable laws and regulations require that Apex must have proper documentation and support for any Account opened on its books. If, after reasonable requests, the necessary documents to enable Apex to comply with such account documentation requirements of the laws and regulations have not been received by Apex, Correspondent shall receive notification that no further orders will be accepted for the Account involved. Accounts will be opened and remain open only to the extent that Apex is satisfied that it has documentation and information for such Accounts necessary to comply fully with Apex’s own internal policies, procedures and guidelines. If documents necessary to comply with such requirements have not been received by Apex after requesting such documentation from Correspondent, Apex may give Correspondent notification that no orders will be accepted for the Accounts involved or that it will take steps to close the Account.

(g)	Choice of Law. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be subject to the statutory and common law of the state of Texas without giving effect to the conflicts of laws or principles thereof. This Agreement shall not be governed by the United Nations Convention on the International Sales of Goods.

(h)	Injunctive Relief. In the event of a breach or threatened breach of any of the provisions of this Agreement by Correspondent or any employee or representative of Correspondent, Correspondent acknowledges that Apex shall be entitled to seek preliminary and permanent injunctive relief to enforce the provisions hereof. In addition, Correspondent acknowledges that a breach of the terms regarding confidentiality of information and ownership of Apex’s intellectual property would cause irreparable and incalculable damage to Apex. Nothing herein shall preclude the parties from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

(i)	Headings. The headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement. Any reference to any federal, state or foreign law, or to any of the rules or regulations of the SEC, FINRA, NYSE, or any other U.S. or non-U.S. regulatory or self-regulatory organization shall refer to the most current version of such law, rule or regulation at the time such law, rule or regulations is referenced to or otherwise becomes relevant (either at the signing of this Agreement or at any time thereafter during the term of this Agreement). Any changes in any such law, rule or regulation (whether or not there are any changes in the text of such laws, rules or regulations) shall be automatically incorporated herein.

(j)	Entire Agreement. Without prejudice to any of Apex’s customer account documentation, this Agreement represents the entire agreement between the parties with respect to the subject matter contained herein and all prior discussions, agreements, and promises, written or oral, are merged herein. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon Correspondent or Apex any special treatment regarding any other arrangements, agreements or understandings that presently exist between Correspondent and Apex or that may hereinafter exist. Correspondent shall be under no obligation whatsoever to deal with Apex or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with Apex, in any capacity other than as set forth in this Agreement. Likewise, Apex shall be under no obligation whatsoever to deal with Correspondent or any of its affiliates in any capacity other than as set forth in this Agreement.

(k)	Severability. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

(l)	Force Majeure. In addition to any excuse provided by applicable law, all parties hereto shall be excused from any loss and/or liability for non-performance of this Agreement arising, directly or indirectly, from any event beyond Apex’s control, whether or not foreseeable by Apex, including but not limited to, labor disturbance, war, fire, accident, adverse weather, inability to secure transportation, governmental act or regulation, failure of any electronic communication system for the transmission of orders, failure of electrical power, inability to obtain raw materials or other causes or events beyond Apex’s control, whether or not similar to those enumerated above.

(m)	Interpleader. If Apex receives conflicting claims from Correspondent or other persons regarding money, securities or other property held by Apex, Apex may, in its sole and absolute discretion, tender such money, securities or other property to a court of competent jurisdiction and institute an action in interpleader or other appropriate legal proceeding to determine the rights of the respective claimants. Apex shall have no liability to Correspondent in connection with any such action, and shall be entitled to reimbursement for its costs and expenses in connection with such action from Correspondent.

(n)	Notice. Notices, consents, approvals, requests or other communications required to be delivered hereunder, may be mailed, sent or delivered to the respective parties at or to their respective addresses set forth below:

If to Apex:

Attention:      Chief Executive Officer

Apex Clearing Corporation

350 North St. Paul Street, Suite 1300

Dallas, Texas 75201

With a copy (which shall not constitute notice) to:

Apex Clearing Corporation

350 North St. Paul Street, Suite 1300

Dallas, Texas 75201

Attention: Legal Department

If to Correspondent:

Chief Executive Officer

Webull Financial LLC

4 Wall Street, Suite 501

New York, NY 10005

Either party may provide such notice or change its address for notice purposes by giving written notice via reputable courier or pursuant to registered or certified mail, return receipt requested, of the new address to the other party.

(o)	United States Postal Service Documents. Correspondent hereby appoints Apex as its attorney-in-fact for the purpose of executing such documents as are necessary to allow Correspondent and its customers to participate in the FASTforward program of the United States Postal Service. This may include, but not be limited to Apex’s execution, on an annual basis, on Correspondent’s behalf, of the FASTforward Processing Acknowledgment Form.

(p)	Counterparts; FINRA Approval. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement. When each party hereto has executed and delivered to the other a counterpart, this Agreement shall become binding on both parties, subject only to any required approval by FINRA. If required by FINRA, Apex will submit this Agreement to FINRA promptly following execution and will notify Correspondent, or cause Correspondent to be notified promptly upon receipt of such approval.

(q)	Right to Compete. Nothing in this Agreement or otherwise shall be deemed to restrict in any way the right of Apex or any affiliate of Apex to compete with Correspondent in any or all aspects of Correspondent’s business. Correspondent agrees to only clear and custody assets of direct customers of itself and of its affiliates. Correspondent hereby agrees during the term of this Agreement and for a period of one (1) year after termination of this Agreement to not accept any correspondent clearing business, including accounts of unaffiliated introducing brokers or unaffiliated foreign financial institutions without prior written consent of Apex. Additionally, during the term of this Agreement and for a period of one (1) year after termination of this Agreement Correspondent agrees to not accept any introduced or third-party business to facilitate transactions of digital securities, including crypto-currencies, from any party other than Apex Crypto LLC or affiliates of Correspondent.

(r)	Provision of Data. Each party shall provide the other with all appropriate data in its possession pertinent to the proper performance and supervision of any function specifically allocated to such party pursuant to this Agreement.

(s)	Electronic Document Delivery/ e-Signatures. To the fullest extent permitted by law, Correspondent and Apex agree that electronic delivery of any contract, certificate or other document required or permitted to be delivered hereunder shall satisfy any delivery requirement of either party hereto and Correspondent and Apex further agree that an electronic signature on any contract, certificate or other document delivered to the other party shall constitute a true and original signature of the party delivering the electronic signature.

17.	ARBITRATION

(a)	In the event of a dispute between the parties, such dispute shall be settled by arbitration before arbitrators sitting in Dallas, Texas.

(b)	ARBITRATION DISCLOSURE.

(i)	Arbitration is final and binding on the parties.

(ii)	The parties are waiving their right to seek remedies in court, including the right to jury trial.

(iii)	Pre-arbitration discovery is generally more limited than and different from court proceedings.

(iv)	The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

(c)	ARBITRATION AGREEMENT.

Any controversy between us arising out of your business or this Agreement shall be submitted to arbitration conducted before the Financial Industry Regulatory Authority (“FINRA”) or its successor firms, and in accordance with the arbitration rules and procedures then existing of FINRA or its successor firm and shall be conducted as a broker to broker or member vs. member dispute. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action and who is a member of a putative class and who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

(d)	RESTRAINING ORDER.

In the event Correspondent considers or seeks a temporary or permanent restraining order against Apex, it shall provide reasonable advance notice of such activity. Correspondent agrees any hearing or judicial proceeding relating to such order shall include both parties and shall not be held ex party and that any order so sought shall not include or permit any restriction on Apex’s ability to take reasonable risk reduction or mitigation measures during the pendency or term of any such temporary or permanent order.

18.	OWNERSHIP AND LICENSES

(a)	Definitions. For purposes of Sections 18 and 19, the following terms have the meanings ascribed to them:

“Access Device” means any type of computer, personal digital assistant (PDA), beeper, television, telephone or any other communications device, including, without limitation, any software Correspondent uses on such device whether Apex provided such software to Correspondent or otherwise, that enables Correspondent to access and use the Apex Services via a wired or wireless connection to any wireless network, the Internet, the World Wide Web or any other computer or telecommunications network.

“Authorized User” means each Customer, employee and/or agent of Correspondent designated as authorized by Correspondent to access the Software, Systems and Services.

“Identification Devices” means any passwords, codes, certificates, and other identification devices and security processes or measures necessary to access and use the Systems and Software.

“Intellectual Property Rights” with respect to any intellectual property means all applicable copyrights (including without limitation, the exclusive right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works), rights in trademarks, rights in patents and patent applications, tradenames, mask-work rights, trade secrets, moral rights, authors’ rights, domain names and universal resource locators (“URLs”), TCP/IP addresses, metatags, all renewal and extensions thereof, and the like, regardless of whether any such rights arise under the laws of the United States, or any other state, country or jurisdiction.

“Services” or “Apex Services” means the services to be provided by Apex and/or its Third Party Providers to Correspondent under this Agreement, including Internet-based services, through the Software and Systems, including, without limitation, (a) communication and content services, (b) access to account and financial information, (c) securities trading, and other services to be provided by Apex to Correspondent under this Agreement.

“Software” means the software, including, without limitation, any and all documentation, home page design(s), methodologies, techniques, know-how and software libraries, and the code comprising the same as such may be revised from to time to include any upgrades, updates, new versions and other modifications, improvements and enhancements made by or for Apex in accordance with this Agreement.

“Systems” means the data access, account information, trading and order entry, execution and report generation systems, and related know-how as such may be revised from to time to include any upgrades, updates, new versions and other modifications, improvements and enhancements made by or for Apex in accordance with this Agreement.

“Third Party Providers” means Apex’s suppliers, vendors or providers that have entered into third-party agreements with Apex or otherwise provided a license to Apex or perform services with respect to the provision of Services.

(b)	License to Use Systems and Software. Apex hereby grants to Correspondent a non- exclusive, non-transferable, non-assignable, non-sublicensable license for the term of this Agreement to access and use the Software and Systems for the limited purpose of enabling Correspondent to obtain the Services. Apex shall have the right to terminate or suspend such license and the provision of the Systems and Software to Correspondent at any time and from time to time. Without limitation or prejudice to any rights of Apex under this Agreement or any other agreement between Correspondent and Apex, in the event of suspension or termination by a Third Party Provider of a license or third-party agreement that affects the provision of the Systems and Software to Correspondent by Apex any license to Correspondent pursuant hereto affected thereby shall be similarly suspended or terminated. In no event is any license or sublicense by Apex of any Software, Systems or other rights or assets of any Third Party Provider pursuant to this Agreement intended to, nor shall Apex be treated as having granted any license or sublicense rights that, exceed the rights of Apex in such Third Party Provider rights or assets, nor that exceed the authority of Apex to grant any such license or sublicense pursuant to any agreement between Apex and any such Third Party Provider.

(c)	No Reverse Engineering. Correspondent shall not, directly or indirectly, modify the features or functionality of, copy or create derivative works using all or any portion of, analyze or remove semiconductor components from, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code, techniques, algorithms or processes from the Systems or Software or permit or encourage any third-party to do so.

(d)	Ownership. Except for the license granted in Section 18(b) herein, nothing in this Agreement shall be construed to transfer to Correspondent any rights, title and/or interest in and to the Software, Systems and Services, including, without limitation, the Intellectual Property Rights therein. Except to the extent that any Intellectual Property Rights in the Software, Systems and Services are published or otherwise matters of public record, the Systems and Software Products are trade secrets of Apex and its affiliates or one or more of its Third Party Providers. As between Correspondent and Apex, Apex shall at all times be and remain the sole and exclusive owner of the Systems, Software and Services.

(e)	Web-based Communications. The Services shall be provided through various means, including, without limitation, a site or pages of a site on the World Wide Web that are accessible through an Internet address, but which shall not be required to be a domain name unique to Correspondent.

(f)	Revisions and Modifications. From time to time during the term of this Agreement Apex may in its sole and absolute discretion revise or modify any Software, Systems or Services to include any patches, upgrades, updates, new versions and other modifications, improvements and enhancements made by or for Apex (any of which patches, upgrades, updates, new versions and other modifications, improvements and enhancements are collectively referred to in this Agreement as “revisions and modifications” or “revisions or modifications”, as the context requires), provided Apex shall use reasonable efforts to notify Correspondent in advance of any material changes where reasonably practicable. To the extent that any such revisions or modifications are made, Schedule A shall be deemed to be revised to include such revision or modification and any associated fees.

(g)	Restrictions on Access, Viewing and Distribution

i.	Quotes, news and research data, including market information displayed on the Apex Service may be based on or derived from different Third Party Providers and may be updated at different time intervals, and accordingly, quotes, news, research data, market information and the various trade status reports, including intraday updates of balances and positions information, available via any Access Devices (collectively, “Data”) may differ due to the different Data and sources and their update intervals. Similarly, different Access Devices may incorporate different Data and sources, and they may differ for the same reasons. Apex reserves the right to filter the Data provided to Correspondent through the Apex Service.

ii.	The Software, Systems, and design of the Apex Service are the property of Apex. The content, including both its form and substance, included in the Apex Service is the property of either Apex or one or more of its Third Party Providers. Correspondent shall have no rights in or to the Software, Systems, or Apex Service or data, systems, services or Intellectual Property Rights of any Third Party Provider (“Third Party Provider Services”), except as expressly provided herein, and Correspondent agrees not to take any action inconsistent with Apex’s rights in the Software, Systems, Third Party Provider Services or Apex Service or the Third Party Providers’ rights in their Third Party Provider Services.

iii.	All of the materials in the Apex Service, including the Third Party Provider Services, are protected by United States and international, patent, copyright, trademark and other intellectual property laws. Correspondent’s right to use the Apex Service, including the Third Party Provider Services, is limited to use in connection with Correspondent’s account(s) and for Correspondent’s personal benefit only (“Internal Use”). Correspondent may not modify, rent, lease, loan, sell, assign, distribute, display, perform, publish or create derivative works based on any of the content, materials or the like contained in the Apex Service (including the Third Party Provider Services), in whole or in part. Correspondent may not copy, modify, create derivative works from, reverse engineer, reverse assemble or otherwise attempt to discover the source code of any software or techniques, algorithms or processes that are part of the Apex Service (including the Third Party Provider Services). Correspondent may print out a reasonable number of copies of the materials on the Apex Service as is necessary for Correspondent’s Internal Use, provided that Correspondent does not delete any copyright, trademark or other intellectual property notices contained in such materials. Correspondent may prepare hard copy reports incorporating Third Party Provider Services and download Third Party Provider Services into commercially available spreadsheet software programs or delimited text files; Correspondent may not, however, disseminate in electronic form or use the Apex Service (including the Third Party Provider Services) for the construction of other products or services.

iv.	Correspondent acknowledges and agrees that the license to use the Software, Systems and Services granted by Section 18(b) does not diminish Correspondent’s responsibility for compliance with all applicable rules as set forth in this Agreement.

19.	FULLY-PAID SECURITIES LENDING PROGRAM

(b)	Apex has agreed to allow Correspondent to participate in Apex’s Fully-Paid Securities Lending Program (“the Fully-Paid Lending Program”). Correspondent agrees and acknowledges participation in the Fully-Paid Lending Program is at all times in Apex’s sole discretion, and nothing in this Agreement shall constitute a commitment or undertaking by Apex to permit Correspondent to participate in the Fully-Paid Lending Program. Apex may, in its sole and absolute discretion, accept or refuse any participation in the Fully-Paid Lending Program or any instruction to effect any transaction related to the Program.

(c)	Correspondent acknowledges and agrees to Apex that:

(i)	Correspondent has read FINRA Rule 4330(b)(2) and FINRA Regulatory Notice 14-05 and understands the requirement to make an appropriateness determination and suitability analysis prior to allowing a Customer to enter into the Fully-Paid Lending Program;

(ii)	As between Correspondent and Apex, it is Correspondent’s obligation to perform and complete the due diligence required by FINRA Rule 4330(b)(2) to ensure that the Fully-Paid Lending Program is appropriate for any Customer requesting to participate or participating in the Program. As between Apex and Correspondent, it is also Correspondent’s obligation to comply with rule 2111 (Suitability) when recommending to a Customer a securities lending program, individual transactions within such program, or an investment strategy that includes a securities lending program;

(iii)	In making the determination in subsection (ii) above, Correspondent has considered each Customer’s financial situation and needs, tax status, investment objectives, investment time horizon, liquidity needs, risk tolerance, and any other relevant information and that Apex is relying on Correspondent to make this determination;

(iv)	Correspondent will ensure that any Customer participating in the Fully-Paid Lending Program has executed a Master Securities Lending Agreement with Correspondent and has received and read a copy of any disclosures thereto;

(v)	Correspondent agrees to ensure that before signing up any customer or account in the Program that the account holder shall be legally permitted in its local jurisdiction to borrow or loan out shares. Correspondent will manage all payments to customers and instruct Apex regarding any tax withholding to apply and payments, rebates, and distributions. Correspondent is solely responsible for withholding decisions and for all tax implications of allowing customers to borrow or lend shares in the Program. Correspondent also shall be solely responsibility for making all decisions as to the appropriateness and suitability of its customers’ lending shares, and Apex shall have no such responsibility;

(vi)	All of the terms contained in the Clearing Agreement remain in effect, including but not limited to it being Correspondent’s obligation to provide disclosures regarding the Program including:

(1)	The loss of voting rights;

(2)	The Customer’s right to sell the loaned securities and any limitations on the Customer’s ability to do so, if applicable;

(3)	The factors that determine the amount of compensation received by the member firm and its associated persons in connection with the use of the securities borrowed from the Customer;

(4)	The factors that determine the amount of compensation (e.g., interest rate) to be paid to the Customer and whether or not such compensation can be changed by the member firm under the terms of the borrow agreement;

(5)	The risks associated with each type of collateral provided to the Customer;

(6)	That the securities may be “hard-to-borrow” because of short-selling or may be used to satisfy delivery requirements resulting from short sales;

(7)	The potential tax implication, including payments deemed cash-in-lieu of dividends paid on securities while on loan; and

(8)	Apex’s right to liquidate the transaction because of a condition of the kind specified in Rule 4313(b) (Securities Loans and Borrowings – Right to Liquidate Transaction).

(d)	Correspondent shall create and maintain books and records showing compliance with the disclosure requirements described in FINRA Rule 4330(b)(2).

(e)	As between Correspondent and Apex, it is Correspondent’s obligation to provide to each participating Customer data regarding activity in the Fully-Paid Lending Program, including but not limited to a schedule of the securities actually borrowed at the time of the borrowing and the records and/or data referred to in Sections 2 and 3 of the Master Securities Lending Agreement for Apex Clearing Corporation’s Fully-Paid Securities Lending Program.

20.	RESPONSIBILITY FOR ERRORS; LIMIT ON LIABILITY; NO CONSEQUENTIAL DAMAGES

(a)	In no event shall Apex be liable to Correspondent in any way for any interruption, delay or disruption of any Apex Service (including the Third Party Provider Services) to the extent that any such interruption, delay or disruption is caused by any third party or event (including without limitation a weather-related event) or is otherwise outside of Apex’s reasonable control. In any action by Correspondent against Apex for any claim arising out of the relationship created by this Agreement, but without expanding any obligations or liability of Apex pursuant hereto, in no event shall Apex have any liability to Correspondent absent Apex’s own gross negligence or willful misconduct. In no event shall Apex be liable for any non- monetary losses suffered by Correspondent. In no event shall Apex have any responsibility for any losses, liabilities or damages resulting from the acts or omissions of third party agents, contractors, information providers, licensors or other suppliers beyond any amount which Apex is able to recover pursuant to its agreement, if any, with such entity.

(b)	DISCLAIMER OF WARRANTIES.

THE APEX SERVICE IS PROVIDED ON AN “AS IS”, “AS AVAILABLE” BASIS, WITHOUT WARRANTY OF ANY KIND, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. APEX DISCLAIMS ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. THERE IS NO WARRANTY THAT ANY DATA OR OTHER INFORMATION PROVIDED THROUGH APEX, THE APEX SERVICE OR THE SYSTEM WILL FULFILL ANY PARTICULAR PURPOSES OR NEEDS.

(c)	LIMITATION OF LIABILITY; DATA NOT GUARANTEED

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL APEX, ANY OF ITS AGENTS, AFFILIATES, THIRD PARTY PROVIDERS OR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR MANAGING THE DELIVERY OF THE APEX SERVICE BE LIABLE TO CORRESPONDENT, ANY CUSTOMER OR ANYONE ELSE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR ANY OTHER DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, LOST OPPORTUNITY, TRADING LOSSES, DAMAGES RESULTING FROM INCONVENIENCE OR LOSS OF USE OF A WEB SITE), EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF THE USE OF OR INABILITY TO USE THE APEX SERVICE OR FOR ANY BREACH OF ANY WARRANTY OR OTHERWISE RELATED TO THIS AGREEMENT OR ANY APEX SERVICE.

ALL DATA (AS DEFINED ABOVE) IS PROVIDED “AS IS” AND “AS AVAILABLE”, AND THERE MAY BE DELAYS, OMISSIONS AND INACCURACIES IN SUCH DATA. NEITHER APEX NOR ITS AGENTS, AFFILIATES, OR THIRD PARTY PROVIDERS OR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR MANAGING THE DELIVERY OF SUCH DATA OR ANY SERVICES (COLLECTIVELY, THE (“DISSEMINATING PARTIES”) CAN GUARANTEE, NOR DO APEX OR THEY GUARANTEE, THE CORRECTNESS, QUALITY, ACCURACY, SEQUENCE, TIMELINESS, CURRENTNESS, RELIABILITY, PERFORMANCE, COMPLETENESS, CONTINUED AVAILABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR OTHERWISE OF ANY DATA OR SERVICE (INCLUDING THIRD PARTY PROVIDER SERVICES) AND APEX AND THEY HEREBY DISCLAIM ANY SUCH EXPRESS OR IMPLIED WARRANTIES. The Disseminating Parties shall not be liable to Correspondent or to anyone else for any loss or injury, whether or not caused in whole or in part by their negligence or omission, in procuring, compiling, editing, writing, reporting or delivering any Data or Third Party Provider Services or by any Force Majeure Event or other cause beyond their reasonable control. The Disseminating Parties will not be liable to Correspondent or anyone else for any decision made or action taken by Correspondent in reliance on any Data. Correspondent agrees that neither Apex, nor its Third Party Providers shall be liable in any way for, any liability, costs, damages or loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension or delay of trading, equipment failure, communication line failure, system failure, security failure, unauthorized access, theft, Force Majeure Event or any problem, technological or otherwise, that might prevent Correspondent from accessing or utilizing the Services.

MADE AND EXECUTED THIS 26th DAY OF January, 2021.

This Agreement contains a pre-dispute arbitration clause in Section 17. Correspondent acknowledges receiving a copy of this Agreement.

APEX:		APEX CLEARING CORPORATION

	By:	/s/ William Capuzzi
William Capuzzi, CEO
350 North St. Paul Street, Suite 1300
Dallas, Texas 75201

CORRESPONDENT:		WEBULL FINANCIAL LLC

	By:	/s/ Anthony Denier
Anthony Denier, CEO
44 Wall Street, Suite 501
New York, NY 10005

[Signature page to Omnibus Clearing Agreement]

SCHEDULE A

To the Clearing Agreement between Apex Clearing Corporation (“Apex”) and Correspondent

[***]

Schedule B

Reports
EXT001 - Easy to Borrow List
EXT235 - Mandatory Corporate Action
EXT236 - Voluntary Corporate Action
EXT249 - Option Strategies and Requirements
EXT250 - Margin Calls
EXT590 - Option Exercise and Assignments
EXT596 - Trades moved to Error Account
EXT747 - Security Master
EXT765 - Account Master
EXT869 - Cash Activity
EXT870 - Stock Activity
EXT871 - Position Activity
EXT872 - Trade Activity
EXT901 - Balances
EXT902 - Margin Requirement Override
EXT922 - Dividends
EXT981 - Buying Power
EXT982 - Margin Requirement by Position
EXT983 - Prospectus Notification
EXT985 - Monthly Returned Mail
EXT986 - Daily Returned Mail
EXT989 - Electronic Communication Preference
EXT997 - Cash Available
PFS110 - Third Party Disbursements
PFS320 - Portfolio Margin Account Summary
PFS330 - ACAT Reject Intraday
PFS331 - ACAT Transfer Intraday
PFS881 (Insite Report) - P&S Cancelations
PFS882 (Insite Report) - Trade Detail Report
PFS883 (Insite Report) - Submission / Margin
PFS884 (Insite Report) - Submission / P&S Trade Total
PFS885 (Insite Report) - Unsecured Customer Account Debits SD+9
PFS886 (Insite Report) - Aged Initial Margin Call Older than 5 Days
PFS887 (Insite Report) - Aggregate Net Liquidating Equity
PFS888 (Insite Report) - Margin Debt
PFS889 (Insite Report) - Aged Maintenace Margin Calls Older than 5 Days
PFS890 (Insite Report) - Short Positions
PFS980 - Unidentified Large Trader
Items Requiring Attention (DTATAC) (M)
Margin Accounts W/O Papers (MANMP) (M)
N&A Additions (ADDRP) (M)
N&A Change Verification Notices (VER13) (M)
N&A Changes (CHGR2) (M)

W8 Not On File - Active Accounts (PICQ36A) (M)
W8 Not On File - Inactive Accounts (PICQ36B) (M)
W8 On File - Active Accounts (PICQ36C) (M)
In Concert Account Link Report (IACTLST)
LOPR Submissions (LOPRS) (M)
OPTCAMG: (Options Papers Not on File) (M)
OPTRPT: (Option Expirations Combined Report) (M+)
OPTRPT3: (Option Limit - 99 or Greater Contracts) (M)
OWCHOFA: (Owners DB - Accts Chgs to OFAC Status)
RR Customer Money Line (RRML2) (M)
Audit Trail OATS (OATSAUDP)
Blue Sky RR Client Out of State Exceptions (BSKVIOL)(M)
Blue Sky RR Registration by State (BSKSTAT)(M)
Blue Sky State Registration of RRs (BSKSTRR)(M)
Commission & Gross Credits Over 5% (COMOVER5) (M)
Daily Wire Transaction Detail (AMLTRANS) (M)
Foreign Bank Report (PSICR98) (M)
Monthly Account Surveillance (CMPMN) (M)
RTTM Street/Cust Side Transaction Submissions (RTTMEOD)(M)
E-Delivery Enrollments (ENROLL) (M)
E-Delivery Failures (EFAILS) (M)
E-Delivery Mailings (EMAILS) (M)
Daily Inventory Long Report T/D (FTR501T) (M)
Daily Inventory Short Report T/D (FTR506) (M)
Firm Trading P&L Report T/D (FTRPLL) (M)
Firm Trading Report S/D (FTRFTR) (M)
Firm Trading Summary Report S/D MTD (FTRWKS) (M)
ACATS - All Notifications (ACATFAX)
ACATS - Outgoing (ACATRRN) (M)
Account Activity Statements (DLMA2) (M+)
ACH Pending Distributions (ACTPDI) (M)
AOM Order Activity Report (BAST2) (M+)
Assets Under Management (ASSETUM)
Avg Price/Exec Acct Balancing (AVGPRICE) (MF+)
Cash Listing Bookkeeping Journal (CASHLIST) (M)
Commission Summary by Branch (DSUM2) (M)
Compressed Trade Details (COMPR) (M)
Credit Exposure (CREXP) (M+)
Daily Cash Deposits (DCDRPT) (M)
Daily Commission Detail (NCOM2) (M+)
LOPRRJ: (LOPR Rejects)
MFRS Confirmed Fund Executions (SCFREP1) (M)
Moneyline (MMNYF2)
Monthly Commission Summary (MCOM2) (M)
Mutual Fund Transaction Audit Report (MFAUDT) (M)
Open Items Exposure Report (FSTP95) (M)
Outstanding Checks Over 180 Days-Monthly (MOCHK180)

Outstanding Checks Over 90 Days-Monthly (MOCHK90)
Periodic Payments (ACTVAC) (M)
Reorg Branch Activity (BRAC) (M)
Reorg Cash Credits (PSICN54) (M)
Reorg Offers with No Instruction (RBRN) (M)
RMD Exception (MRDEXP) (M)
Securities Held Unendorsed (SKBOX2) (M)
OEAS Daily DNE Upload (DNEUPLD)
OEAS Daily EXBYEX Report (EXBYEX)
OEAS Daily Exercise Upload (EXRUPLD)
Option Compliance Combined (OPTCM) (M)
Option Link (OPLTM) (M)
Options - Daily Option Expirations by Security (OPTRPT) (M)
Options - Daily In the Money (OPTRPT) (M)
Options - Daily Option Expirations by RR (OPTRPT) (M)
Options - Daily Option Limit Over 99 (OPTRPT) (M)
Options - Long/Short Option Positions (NOPT4)
Options - Monthly Expirations (ALLBRANC) (M)
Options - Naked Options (NUDE) (M)
Options - Short Options Liquidating Equity (SHOPT) (M)
Options - EXR/ASG Report by Branch (PSOPTMON) (M)
Options - EXR/ASG Report by Rep (PSOPTMRR) (M)

AMENDMENT TO THE OMNIBUS CLEARING AGREEMENT

BETWEEN

APEX CLEARING CORPORATION

AND

WEBULL FINANCIAL LLC

This Amendment, dated as of June I, 2021, amends that certain Omnibus Clearing Agreement, as it may be amended, (the “Agreement”), dated September 27, 2017 by and between Apex Clearing Corporation (“Apex”) and Webull Financial LLC (“Correspondent”).

WHEREAS, each of Apex and Correspondent desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

1. Amendment of the Confidential Fee Schedule to the Agreement. Apex and Correspondent hereby amend and restate Schedule A to the Agreement (the Confidential Fee Schedule) to read as set forth on Annex I attached hereto.

2. Effectiveness. This Amendment shall be effective as of the date first stated above.

3. No Further Amendment. The Agreement shall remain in full force and effect except as amended hereby.

4. Authority. Correspondent hereby represents and warrants that it has the power and authority to enter into this Amendment.

5. Binding effect; Confidentiality. This Amendment is binding on and for the benefit of the parties and their respective successors and assigns. The parties agree that the terms of this Amendment are strictly confidential.

6. Governing Law; Jurisdiction. This Amendment shall be governed by the laws of the State of Texas as to all matters, including but not limited to matters of validity, construction, effect and performance, exclusive of the principles of conflicts of laws thereof. In the event of a dispute between the parties, such dispute shall be settled by arbitration before arbitrators sitting in Dallas, Texas, in accordance with the rules of the Arbitration Committee of FINRA then in effect. The arbitrators may allocate attorneys’ fees and arbitration costs between parties and such award shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction.

7. Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8. Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single agreement. The parties agree that this Amendment may be transmitted via facsimile or other electronic means and intend that electronically transmitted signatures constitute original signatures. When each party hereto has executed and delivered to the other a counterpart, this Amendment shall become binding on both parties.

[Signature Page Follows)

IN WITNESS WHEREOF, this Amendment is executed effective as of the day and year first set forth above.

APEX CLEARING CORPORATION

By:	/s/ William Brennan, CAO
William Brennan, CAO

WEBULL FINANCIAL LLC

By:	/s/ Anthony Denier, CEO
Anthony Denier, CEO

ANNEX I

[***]

First Amendment to Omnibus Clearing Agreement

Between

APEX CLEARING CORPORATION

AND

WEBULL FINANCIAL LLC

This First Amendment dated as of December 12, 2022 and amends that certain Omnibus Clearing Agreement (as amended through the date hereof, the “Agreement”), dated on or about January 26, 2021 by between Apex Clearing Corporation (“Apex”) and Webull Financial LLC (“Webull”).

WHEREAS, each of Apex and Webull desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

1.	Amendment and Restatement of Section 10(b) of the Agreement. Section 10(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b)	Security Interest and Authorization to Charge. Correspondent grants to Apex a first priority lien and security interest in any Correspondent Account, including the Deposit Account, maintained by Apex and any other assets of Correspondent now or hereafter held by Apex and authorizes Apex to discharge such lien by charging such Account and assets with all amounts owing to Apex including, but not limited to, (i) any cost or expense resulting from failures to deliver or failures to receive, (ii) any losses resulting from unsecured debit balances in any Account and (iii) any amounts to which Apex is otherwise entitled pursuant to the provisions of Section 10(a). Apex shall have discretion to liquidate or sell any securities without notice to Correspondent, and to determine which securities to sell. Such charge may be made against Correspondent Account or assets at any time and in such amount as Apex deems appropriate. No delay in charging any Correspondent Account or asset shall operate as a waiver of Apex’s right to do so at any future time as and when Apex deems appropriate. Apex shall have the unlimited right to set-off any indebtedness or other obligations of Correspondent under this Agreement or otherwise (absolute or contingent, matured or unmatured) against any obligations of Apex to Correspondent, including from the Deposit Account (as described in Section 9) and/or any other money, securities, or other property of Correspondent in Apex’s possession (including commissions payable to Correspondent). Notwithstanding the foregoing, Apex shall have no lien on fully-paid and excess margin securities in Correspondent’s omnibus Accounts held by Apex. Apex acknowledges and agrees that each of Correspondent’s omnibus Accounts held by Apex designated as a segregated control account, shall be considered fully paid and free of any right, lien or charge of any kind in favor of Apex or on persons claiming through Apex. Correspondent represents that all assets in any omnibus Account belong to customers of Correspondent and Correspondent is responsible for segregating its proprietary assets from those of its customers.

2.	No Further Amendment. The Agreement shall remain in full force and effect except as amended hereby.

3.	Authority. Webull and Apex each hereby represents and warrants that it has the power and authority to enter into this Amendment.

4.	Binding effect; Confidentiality. This Amendment is binding on and for the benefit of the parties and their respective successors and assigns. The parties agree that the terms of this Amendment are strictly confidential.

5.	Governing Law; Jurisdiction. This Amendment shall be governed by the laws of the State of Texas as to all matters, including but not limited to matters of validity, construction, effect and performance, exclusive of the principles of conflicts of laws thereof. In the event of a dispute between the parties, such dispute shall be settled by arbitration before arbitrators sitting in Dallas, Texas, in accordance with the rules of the Arbitration Committee of FINRA then in effect. The arbitrators may allocate attorneys’ fees and arbitration costs between parties and such award shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction.

6.	Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

7.	Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single agreement. The parties agree that this Amendment may be transmitted via facsimile or other electronic means and intend that electronically transmitted signatures constitute original signatures. When each party hereto has executed and delivered to the other a counterpart, this Amendment shall become binding on both parties.

[Signature page follows on next page]

IN WITNESS WHEREOF, this First Amendment is executed effective as of the day and year first set forth above.

APEX CLEARING CORPORATION

By:	/s/ William Brennan, CAO
William Brennan, CAO
350 North St. Paul Street, Suite 1300 Dallas,
Texas 75201

WEBULL FINANCIAL LLC

By:	/s/ Anthony Denier, CEO
Anthony Denier, CEO
44 Wall Street, Suite 501
New York, NY 10005